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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: March 9, 1998

                      THE TRAVELERS INSURANCE COMPANY



                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title:  Assistant Secretary


                      THE TRAVELERS INSURANCE GROUP INC.



                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Assistant Secretary



                      PFS SERVICES, INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:  Vice President and Controller


                      ASSOCIATED MADISON COMPANIES, INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Vice President and Controller


                      TRAVELERS GROUP INC.



                      By: /s/ Charles J. Gallo, Jr.
                         --------------------------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title: Assistant Controller